Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 4 to Registration Statement on Form F-1 No. 333-191223 of our report dated May 29, 2013 (September 18, 2013, as to the effects of the 2-for-5 share split described in Note 20), relating to the consolidated financial statements of Criteo S.A. and subsidiaries, appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Associés
Neuilly-sur-Seine, France
October 28, 2013